                              POWER OF ATTORNEY
                    FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
                          IN RESPECT OF SECURITIES OF
                     PROFESSIONAL DIVERSITY NETWORK, INC.

        The undersigned hereby constitutes and appoints Myrna Newman as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for her in her name and stead in any and all capacities, to sign and file for and on her behalf, in respect of any acquisition, disposition or other change in ownership of any Common Stock of Professional Diversity Network,
Inc. (the "Company"), the following:

        (i)    any Form ID to be filed with the Securities and Exchange
               Commission (the "SEC");

        (ii)   any Initial Statement of Beneficial Ownership of Securities on
               Form 3 to be filed with the SEC;

        (iii)  any Statement of Changes of Beneficial Ownership of Securities
               on Form 4 to be filed with the SEC;

        (iv)   any Annual Statement of Beneficial Ownership of Securities on
               Form 5 to be filed with the SEC;

        (v)    any Notice of Proposed Sale of Securities on Form 144 to be
               filed with the SEC; and

        (vi)   any and all agreements, certificates, receipts, or other
               documents in connection therewith. The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the undersigned's representative and on the
               undersigned's behalf, information on transactions in the
               Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information. The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof. The undersigned
               acknowledges that:

            (i)   neither the Company nor such attorney-in-fact assumes
                  (i) any liability for the undersigned's responsibility
                  to comply with the requirement of the Securities
                  Exchange Act of 1934, as amended (the "Exchange Act"),
                  (ii) any liability of the undersigned for any failure to
                  comply with such requirements or (iii) any obligation or
                  liability of the undersigned for profit disgorgement
                  under Section 16(b) of the Exchange Act; and

            (ii)  this Power of Attorney does not relieve the undersigned from responsibility for compliance with the
                  undersigned's obligations under the Exchange Act,
                  including without limitation the reporting requirements
                  under Section 16 of the Exchange Act. This Power of
                  Attorney shall remain in full force and effect until
                  revoked by the undersigned in a signed writing delivered
                  to such attorney-in-fact. IN WITNESS WHEREOF, the
                  undersigned has executed this Power of Attorney.

              Date:  March 1, 2013      /s/ Andrea Saenz
                                        ---------------------------------------
                                        Andrea Saenz
                                        Director